Exhibit 3.5

	California Secretary of State Business Programs Division 1500 11th Street, Sacramento, CA 95814

Request Type:	Certified Copies	Issuance Date:	11/21/2022
Entity Name:	AMERICAN RECYCLING INTERNATIONAL, INC.	Copies Requested:	1
		Receipt No.:	002980400
Formed In:	CALIFORNIA	Certificate No.:	061459834
Entity No.:	0786006
Entity Type:	Stock Corporation – CA - General
Document Listing

Reference #	Date Filed	Filing Description	Number of Pages
186127212-1	09/14/1976	Initial Filing	7

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I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute the certificate and affix the Great Seal of the State of California on November 21, 2022. SHIRLEY N. WEBER, PH.D. Secretary of State

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of
State Certification Verification Search available at bizfileOnline.sos.ca.gov.

ARTICLE OF INCORPORATION
OF
AMERICAN RECYCLING INTERNATIONAL, INC.
KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the Laws of the State of California,
AND WE DO HEREBY CERTIFY:
FIRST:    That the name of this corporation is AMERICAN RECYCLING INTERNATIONAL, INC.
SECOND:    That the specific business in which this Corporation is to primarily engage is the management and operation of an auto dismantling yard and auto parts sales business and activities related to such management and operation.
THIRD:    In addition to the foregoing primary purposes, the Corporation shall have the further general purposes and powers as follows:
(a)    To invest in, deal with, buy, sell, procure, trade, exchange, manage, form and participate in syndicates and join ventures and individual investments, in real or personal property for profit.
(b)    To construct, own, operate, lease, manage, and maintain stores, houses, apartment buildings, lofts, warehouses, yards, lots, hotels, motels, duplexes, factories, office buildings, farms, mines,

and other facilities and properties for its own account or for others as broker, financier, investor, manager or otherwise.
(c) To purchase such machinery, equipment, vehicles, or other supplies, materials, tools, facilities and parts that may be necessary in the operation, upkeep, management, and maintenance of such business; to employ such servants, agents or employees as may be desired or needed in the conduct of such business of this Corporation; to contract and be contracted with for the purchase, manufacture, repair, refurbishing, distribution, sale, lease or hire of the equipment, property, inventory or assets of such business of, contract for, procure, or otherwise engage in the business as a vendor, jobber, commission merchant, agent, broker, or distributor of stocks, bonds, real property, personal property, notes, securities, other choses in action or fungible goods of every sort, type, kind and description.
(d) To purchase, lease, or otherwise acquire, rent and build, in this state or elsewhere, for the erection and establishment of a manufacturing plant or plants with the necessary equipment, machinery, buildings and accessories to carry on and conduct a general manufacturing business.
(e) To do a wholesale manufacturing business and to buy, sell, lease, distribute, rent, hire, import, export and deal in at wholesale, at retail, or as jobber or distributor of all kinds of manufactured and unmanufactured products.
(f) To invest in, buy, sell, trade, exchange, mortgage, hypothecate, deed in trust, pledge, factor and otherwise deal in, to own, operate, maintain, equip, improve, repair, alter, and otherwise deal with, use and enjoy; to invent, design, develop, assemble, build, construct, fabricate, manufacture, aid, import, lease as lessee, and otherwise deal with or deal in goods, ware, merchandise, choses in action, and personal property of every sort, kind, type, nature and description.
(g) To act as agent of, distributor or representative of corporations, firms or individuals, and as such to buy, sell, distribute, manufacture, advertise, to supply and deal with their products and merchandise; to develop, advertise and extend the sale and business interests of such corporations, firms and individuals and of their various products.
(h) To create, purchase, hold, license, sell license and deal in patent rights for inventions and designs, and to purchase copyrights with the right to issue licenses for the same and receive pay therefor; and to purchase, acquire, hire, and maintain all buildings, plants, machinery and factories necessary and incidental for the manufacture, production, sale and distribution thereof.
(i) To buy, sell, lease, own, operate, manage, maintain, deed in trust, mortgage, and in any and all other facilities and properties for the growing or production of food and food products or crops, animals, produce or other incidents of agricultural endeavor or such investments or futures or other choses in action or indicia thereof; and likewise to acquire, deal in and dispose of the production of and the byproducts of mines, wells and other facilities for the production of metals, hydrocarbons and hydrocarbon products, coal, gas, jewels, radioactive materials, and for the processing thereof, and of the machinery and plants incident thereto, and of the mining or drilling properties themselves or of interests therein or rights thereto of every sort, type, kind, nature, and description.

(j) To buy, contract for, lease and otherwise dispose of patent rights and processes or rights, thereof and franchise rights, governmental, state, territorial, county and municipal grants, commissions and charters of every character which this Corporation may deem advantageous in the production of its business or in the maintenance, operation, development, or extension of its properties.
(k) To enter into, make, perform and carry out contracts of every kind and for any lawful purpose without limit as to amount with any person, firm, association, or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.
(l) To carry on any business whatsoever which this Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise or which may be calculated directly or indirectly to promote the interests of this Corporation or to enhance the value of the property or business; to conduct its business in this state, in other states, in the District of Columbia, in the Territories and Colonies of the United States and in foreign countries; and to hold, purchase, mortgage and convey real and personal property herein or out of the State of California, and to have and to exercise all of the powers conferred by the Laws of the State of California upon corporations formed under the laws pursuant to and under which this Corporation is formed as such laws are now in effect or may, at any time hereafter, be amended.
(m) To use and operate under a fictitious name other than the name of this Corporation, if such be deemed advisable.

FOURTH: The County in the State of California, where the principal office for the transaction of the business of this Corporation is to be located is Los Angeles.
FIFTH: This Corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be 25,000 shares; the aggregate par value of all such shares shall be $250,000.00; and the par value of each of said shares shall be $10.00.
SIXTH: No distinction shall exist between the shares of this Corporation or the holders thereof.
SEVENTH: (a) The number of Directors of this Corporation shall be five (5).
(b) The number of Directors may be subject to change by the By-Laws of this Corporation.
(c) Subject to any exceptions contained herein, the Board of Directors is authorized to make any change in the By-Laws of this Corporation which it is legally entitled to make under the laws of this state.
EIGHTH: The names and addresses of the persons who are appointed to act as the first Directors, of this Corporation are as follows:

GLEN CARLTON McELROY	/s/Glenn Carlton McElroy
4414 E. Live Oak, Monrovia, CA 90745

PHILLIP BUFORD McELROY	/s/Phillip Buford McElroy
4414 E. Live Oak, Monrovia, CA 90745

WILLIAM HENDERSON	/s/William Henderson
4414 E. Live Oak, Monrovia, CA 90745

THOMAS COOK HUTTON	/s/Thomas Cook Hutton
4414 E. Live Oak, Monrovia, CA 90745

RONALD STONE	/s/ Ronald Stone
4414 E. Live Oak, Monrovia, CA 90745

NINTH: The shares of stock of this Corporation are
non-assessable.

IN WITNESS WHEREOF, for the purpose of forming this Corporation, including the persons named hereinabove, as first Directors of this Corporation, have executed these Articles of Incorporation this 20th day of August , 1976.

/s/ Glen Carlton McElroy	/s/ Phillip Buford McElroy
GLEN CARLTON McELROY	PHILLIP BUFORD McELROY

/s/William Henderson	/s/ Thomas Cook Hutton
WILLIAM HENDERSON	THOMAS COOK HUTTON

/s/Ronald Stone
RONALD STONE

STATE OF CALIFORNIA        )
                    ) ss.
COUNT OF LOS ANGELES    )
On this 20th day of August, 1976, before
me, the undersigned, a Notary Public in and for the said County and State, duly commissioned and sworn personally appeared GLEN CARLTON McELROY, PHILLIP BUFORD McELROY, WILLIAM HENDERSON, THOMAS COOK HUTTON, ~~and RONALD STONE~~, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.
WITNESS my hand and official seal.
/s/Robert F. Williams
Notary Public in and for said County
            and state
STATE OF CALIFORNIA        )
                    )
COUNTY OF ORANGE        )
On this 2nd day of September, 1976, before me, the under- signed Notary Public, personally appeared RONALD STONE, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.
WITNESS my hand and official seal.

/s/Pamela M. Gann
Notary Public